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                                                                      EXHIBIT 99

                                                                January 12, 2000




                   WRITTEN ACTION OF THE BOARD OF DIRECTORS OF
                     COMPUTER NETWORK TECHNOLOGY CORPORATION




By written action of the board of directors of Computer Network Technology Corporation (the "Company") the following resolution was approved unanimously:


     RESOLVED, that the fiscal year end of Computer Network Technology Corporation shall be changed from December 31 to January 31 of each year, commencing with the fiscal year beginning January 31, 2000.

     FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized and directed to sign all documents and take all other actions which are necessary to award change the Company's fiscal year end.


/s/ Thomas G. Hudson
--------------------
Thomas G. Hudson

/s/ Lawrence Perlman
--------------------
Lawrence Perlman

/s/ John Rollwagen
--------------------
John Rollwagen

/s/ Patrick Gross
--------------------
Patrick Gross

/s/ Erwin Kelen
--------------------
Erwin Kelen